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                                                                    EXHIBIT 99.1


                 SBS TECHNOLOGIES ELECTS CLARENCE W. PECKHAM CEO

                  o SBS BOARD NAMES AMENSON EXECUTIVE CHAIRMAN

ALBUQUERQUE, NM (April 17, 2003) - SBS Technologies(R) (NASDAQ: SBSE), a leading designer and manufacturer of embedded computer solutions for the commercial, government and communications infrastructure markets, today announced that at its regularly scheduled meeting of its Board of Directors it elected Clarence W. Peckham to the position of Chief Executive Officer and a member of the Board of Directors. Mr. Peckham has most recently served as President of the SBS Commercial and Government Group. The company also announced that Christopher J. Amenson has been elected Executive Chairman of the Board. Both appointments are effective immediately.

"The election of Clarence Peckham to the position of CEO provides a wealth of embedded computing industry knowledge and experience, as well as excellent continuity in leadership for this company," said Christopher J. Amenson, Executive Chairman of SBS Technologies. "Both Clarence and Dave Greig, who continues as President and Chief Operating Officer, have been long-time, valuable contributors to SBS, and have demonstrated over a number of years their commitment and capabilities," Amenson said. "In my new role as Executive Chairman, I will continue to contribute to the success of this company by assisting our management team and Board in the areas of strategy formulation, management development, business acquisitions and investor relations," Amenson said.

"Clarence has proven his ability to identify growth markets and achieve impressive results. SBS will benefit from the combination of Clarence's focus on growth and Dave Greig's strength in operations," said Lawrence A. Bennigson, Lead Director for the company. "During the past 12 months, we have substantially reduced our overhead costs, returned the company to profitability and continued our improvement in all areas of operations thanks to Dave's internal focus," Bennigson continued. "Now, with the appointment of Clarence as CEO, the Board looks forward to continued profitable growth based on industry leadership in product innovation, superior customer relationships and sound fiscal management," Bennigson continued.

"I have enjoyed my increasing responsibility through my six years at SBS, and am eager to lead our company to achieve our ambitious goals," said Clarence Peckham, CEO of SBS. "Dave Greig's strength in operations will give me the opportunity to concentrate my effort on identifying and pursuing the product and market opportunities which best leverage SBS' considerable strengths," Peckham continued.

SBS Technologies will release the results for the quarter ended March 31, 2003 on Thursday, April 24, 2003, after the close of markets. Following the release, SBS will host its regularly scheduled quarterly conference call at 4:45 p.m. ET. Mr. Amenson, Mr. Peckham and Mr. Greig will participate in the call to further discuss the results of the quarter, business outlook and operational strategy going forward. The call is open to all participants.

To access the call, dial toll-free (800) 327-5214, or international dial (706) 634-2353. The passcode for the conference call is "SBS." The call will also be webcast live, and later archived in the Investor Relations section of the SBS web site at http://www.sbs.com. An audio replay of the call will be available by dialing (800) 642-1687 or international (706) 645-9291. Please reference conference ID number 9670826 to access the replay. The replay will be available following the conclusion of the call through May 8, 2003.


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ABOUT SBS TECHNOLOGIES, INC.

SBS Technologies, Inc., (Nasdaq: SBSE), founded in 1986, designs and builds open architecture embedded computer products that enable original equipment manufacturers (OEMs) to serve the commercial, communications, enterprise, and government markets. SBS products are integrated into a variety of applications, including communications networking, medical imaging, industrial automation, and military systems. The portfolio includes an extensive line of CPU boards, computer interconnections, avionics, telemetry, and fully integrated systems and enclosures. Headquartered in Albuquerque, New Mexico, SBS maintains eight primary operating locations, has regional sales offices throughout the United States and has international sales offices in four countries. More information on SBS is available at www.sbs.com.

This release contains forward-looking statements regarding future events and the future financial performance of SBS, including future sales and profitability and the continued development of a competitive position, that are subject to a number of risks and other factors which could cause the actual results to differ materially from those projected or implied in the forward-looking statements. Among these factors are: business and economic conditions generally; a high degree of uncertainty and rapid change in the markets addressed by SBS' products; customer demand for and acceptance of SBS' products which may affect both sales and margins; SBS' ability to design, test and introduce new products on a timely basis; SBS' technology capabilities; the financial condition of SBS' customers; and the other risk factors listed from time to time in SBS' Securities and Exchange Commission reports, including those listed under "Risk Factors" in SBS' Annual Report on Form 10-K for the year ended June 30, 2002 filed with the SEC.

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